Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated June 5, 2014, is made by and between Wheeler Interests, LLC, a Virginia limited liability company, (“Assignor”), and WHLR-Freeway Junction LLC, a Delaware limited liability company (“Assignee”).

Background:

A. Wheeler Interests, LLC, a Virginia limited liability company and Freeway Station Inc., a Delaware corporation, previously entered into a Purchase and Sale Agreement, dated June 4, 2014 (the “Agreement”), with respect to the purchase of a shopping center located at Stockbridge, GA and commonly referred to as Freeway Junction Shopping Center;

B. Assignor desires to assign the Agreement to Assignee.

Agreement:

For and in consideration of the mutual promises herein, Assignor herby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 5th day of June 2014.

ASSIGNOR:

WHEELER INTERESTS, LLC, a Virginia limited liability company

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-Freeway Junction LLC, a Delaware limited liability company

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager